Exhibit 99.1
Riverside Park - Alexandria, VA Park Towne Place - Philadelphia, PA Monterey Grove - San Jose, CA River Club - Edgewater, NJ Palazzo West at Park LaBrea - Los Angeles, CA 3400 Avenue of the Arts - Orange County, CA BMO Capital Markets North American Real Estate Conference September 2009

2 This presentation contains forward-looking statements, including statements regarding projected results and specifically forecasts of 2009 financial results, asset sales and property mortgage refinancing activities. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco's ability to maintain current or meet projected occupancy, rent levels and Same Store results, to close transactions necessary to generate sales proceeds for debt repayment and other purposes, to close mortgage refinancing transactions under application, and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates, credit availability or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary and Supplemental Schedules 6a, 6b and 6c to Aimco's 2Q 2009 earnings release. Forward-looking Statements and Other Information

3 Aimco Overview Portfolio Quality Property Operations Liquidity and Balance Sheet 2009 Objectives & Outlook Presentation Topics

4 Aimco Overview Flamingo South Beach Miami, FL 2900 on 1st Seattle, WA Palazzo East at Park La Brea Los Angeles, CA Aimco is a multifamily REIT focused on owning, managing and redeveloping properties in the 20 largest markets in the United States Initial Public Offering completed in 1994 with $315 million capitalization Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions Since 2002, Aimco has continued to improved the quality and geographic focus of its portfolio through the sale of more than 700 properties Aimco is among the largest owners and operators of multifamily communities in the United States with 154,000 units as of June 30, 2009 Conventional portfolio: 287 communities with 88,000 units Affordable portfolio: 280 communities with 32,000 units Property managed and asset managed: 383 communities with 34,000 units Aimco is one of 14 REITs included in the S&P 500 Index

5 Aimco owns a geographically diversified portfolio of primarily A/B properties concentrated in the largest U.S. markets Properties are in good repair following several years of outsized capital investment Operating team has proven its ability to execute with above average NOI growth Safe balance sheet financed primarily with non- recourse property debt and perpetual preferred stock Short term leases and long term fixed rate debt provide hedge against inflation Private asset values well below replacement cost, and significantly above values implied by Aimco's share price Aimco Overview

6 Portfolio Quality

7 Increasing Portfolio Quality Project 4Q 2009 average rents of $1,130, an increase of 55% from $730 five years ago Number of markets reduced from 70 five years ago to 39 today Increasing Conventional Portfolio Rents 2004 2005 2006 2007 2008 2Q 2009 # AIV Markets 70 62 58 46 40 39

8 Diversified Portfolio Conventional Asset Allocation (Estimated % 2Q 2009 NAV) 86% of capital invested in 20 largest U.S. markets, with more than 60% in higher barrier coastal markets

9 Aimco Rents versus Market 2Q 2009 Aimco's average rents are 3% above market * Consists of Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville Source: REIS

10 We have sold $600M of assets year-to-date and plan to sell an additional $1.4 billion of non- target conventional and affordable assets as market conditions allow We continue to market more than $2 billion of assets with approximately $1.4 billion under contract or in negotiations Expect to increase capital invested in target markets from 86% currently to approximately 90% by the end of 2009 (1) Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds. (2) Year-to-date cap rate and average rent information will be provided upon conclusion of the third quarter. 2009 Asset Sales ($000s) Properties Units Gross Proceeds Cap Rate (1) Aimco Net Proceeds Average Rent Through June 30, 2009 Conventional 24 6,261 $ 331,711 7.7% $ 104,348 $ 752 Affordable 6 816 42,679 6.4% 14,917 807 Total 30 7,077 $ 374,390 7.6% $ 119,265 $ 758 July 2009 7 1,884 $ 115,988 $ 42,509 August 2009 11 3,115 128,322 42,033 2009 Year-to-Date (2) 48 12,076 $ 618,700 $ 203,807 Sales Pipeline ($M) Under Contract In Negotiations Total September 1, 2009 $670 $756 $1,426

11 Property Operations

12 Property Operations * Represents the average of apartment REITs AVB, CPT, EQR, ESS, HME, PPS and UDR Operating team has generated 3.6% average annual same store NOI growth over the last five years Performance exceeded the peer group average during the past three years

13 Same Store Results Average daily occupancy has increased each month since April Net operating income growth in our Redevelopment and Affordable portfolios is expected to offset Same Store declines

14 Capital Expenditures and Redevelopment Invested approximately $2.2 billion in the portfolio since 2005 Capital expenditures of $1,300-$1,800 per door per year Redevelopment investments of $200M - $300M per year from 2005 to 2008

15 Liquidity and Balance Sheet

16 Financing Strategy Aimco is financed primarily with non-recourse property debt with a weighted average maturity of 8.9 years and weighted average interest rate of 5.51% Perpetual preferred stock and preferred partnership units carry a weighted average rate of 7.6% Recourse bank debt consists of: $350 million term debt due first quarter 2011; $90 million in cash set aside to be used for prepayment of this obligation Unsecured credit facility with a zero balance; three year term expires May 2012 Weighted-average maturity of enterprise-wide debt of 8.5 years, is more than twice the REIT average, minimizing refunding risk

17 Property Debt Accelerated refinancing of maturing debt during the first half of 2009 Through refinancing, repayment and property sales, Aimco has significantly reduced property debt maturities through 2011 By the end of the third quarter, Aimco expects that maturities through 2011 will consist only of five property loans totaling $164M, which are expected to be refinanced at maturity in 2011 Use of non-recourse property debt reduces risk to the enterprise Laddered maturities reduce refunding risk * During 2Q 2009, a $65M mortgage associated with our Lincoln Place property, which was scheduled to mature in 2009, was extended to 2011. *

18 Property Debt Refinancing Update Through refinancing, repayment and property sales, Aimco reduced property debt maturities in 2009 through 2011 by $315M Of the 20 loans outstanding for $221M at June 30, 2009, refunding risk is expected to be eliminated by the end of the third quarter 2009 with respect to all but five loans The five remaining property loans total $164M and are expected to be refinanced at maturity

19 2009 Objectives & Outlook

20 2009 Outlook Guidance includes $0.15 per share dilutive impact of property sales completed through June 30, 2009 and expected to be completed during the balance of 2009 Approximately 50% of investment management revenue is generated from recurring sources FFO of $1.55 to $1.75 per share, inclusive of $0.15 per share dilution from property sales Same Store NOI growth down 3.0% to 5.0% Decline in Investment Management income primarily due to lower promote income Significant reduction in redevelopment activities Committed to maintaining asset quality with appropriate capital expenditures

21 2009 Objectives Continue to provide quality, well-maintained apartment homes Superior customer service to our residents Emphasis on customer retention and disciplined expense control Continue to improve portfolio quality Sell up to $2 billion of non-target conventional and affordable assets Consider 1031 exchanges to improve submarket locations Increase to 90%+ the capital allocated to target markets Further strengthen our balance sheet Use property sales proceeds, if market conditions permit, to prepay the $350 million term debt balance due first quarter 2011 Accelerate the refinancing of our non-recourse property debt maturing during the next two years